Exhibit 99.2
News Release
For Immediate Release
GenCorp Receives Shareholder Letter
SACRAMENTO, Calif. – January 18, 2006 – GenCorp Inc. (NYSE: GY) today announced that the Company received a letter from Jolly Roger Fund LP, signed by Pirate Capital LLC, its General Partner, indicating its intention to nominate three directors for election at GenCorp’s 2006 annual shareholders meeting: David A. Lorber, age 27, a director and senior investment analyst at Pirate Capital LLC; Todd R. Snyder, age 43, a managing director at Rothschild, Inc.; and Robert C. Woods, age 54, an investment banker at Corner Stone Capital Advisors.
GenCorp is evaluating this matter and will respond in due course.
About GenCorp
GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate business segment that includes activities related to the development, sale and leasing of the Company’s real estate assets. Additional information about the Company can be obtained by visiting the Company’s web site at http://www.GenCorp.com.
Contact information:
Investors: Yasmin Seyal, senior vice president and chief financial officer 916.351.8585
Media: Linda Cutler, vice president, corporate communications 916.351.8650